SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 14, 2008
Date of Report (Date of earliest event reported)

BRITTON INTERNATIONAL INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-1336747
(Commission File Number)

47-0926548
(IRS Employer Identification Number)

725 Kendall Lane, Boulder City, Nevada 89005
(Address of principal executive offices)

(702) 293-3613
(Issuer’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 – Changes in Control of Registrant

On February 14, 2008, Britton Jewellery Inc. (“BJI”) and Jacek Oscilowicz entered a transaction which effected a change in control of the Britton International, Inc. (the “Company”). This sale was comprised of BJI selling 13,500,000 of its common shares in Company to Mr. Oscilowicz for $5,400. These shares represent 19.1% of the total outstanding common stock of the Company. Mr. Oscilowicz funded this transaction from his own resources.

There was no additional consideration or financial statements or other reportable out of pocket expenses associated with this transaction. No assets or properties have been acquired nor is there any agreement for further consideration associated with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRITTON INTERNATIONAL INC.

By: /s/ Jacek Oscilowicz
Jacek Oscilowicz, Chief Executive Officer
Dated:  February 19, 2008